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                                                                   Exhibit 10.22

Grantee: [Kuznik, Graeber, Mack, Fromm, Canny]
Date of Grant: October 16, 2002




                      CABLE DESIGN TECHNOLOGIES CORPORATION

                             RESTRICTED STOCK GRANT
                                    under the
      [2001/Supplemental] Long-Term Performance Incentive Plan (the "Plan")

     This Agreement is entered into as of the date set forth above by and between Cable Design Technologies Corporation, a Delaware corporation (the "Company"), and the individual set forth above (the "Grantee").

     1. Grantee Bound by Plan. This grant is made under and pursuant to the Plan. A copy of the Plan has been provided to Grantee, which Plan is incorporated herein by reference and made a part hereof. Grantee hereby acknowledges receipt of a copy of the Plan and the Plan prospectus and agrees to be bound by all the terms and provisions thereof.

     2. Restricted Stock Award. Subject to the terms and conditions hereof and the Plan, the Grantee is hereby granted [ ]/1/ shares (the "Restricted Stock") of the Company's Common Stock, par value $.01 per share. Such Restricted Stock will be deemed issued on the date hereof, but held by the Company's transfer agent or in escrow by the Company until the date on which the Restricted Stock vests (as described in paragraph 3), in each case(subject to restrictions on transfer as set forth in this Agreement. On or promptly following the date on which the Restricted Stock vests (as described in paragraph 3), the Grantee will receive such certificates representing shares of Restricted Stock.

     3. Vesting.

        (a) Except as otherwise provided in paragraphs 3(b) and 3(c), 100% of the Restricted Stock will become vested on October 16, 2005.

        (b) The Restricted Stock shall be automatically forfeited (and shall not vest) if the Grantee ceases to be an employee of the Company and its subsidiaries (including, without limitation, death, disability, termination with or without cause and resignation) prior to October 16, 2005; provided that the terms of this clause (b) shall not apply if the Grantee is terminated in contemplation of, or in connection with, a Change of Control (defined in 3(c) below).

        (c) The Restricted Stock shall vest 100% upon a Change of Control (defined in Exhibit A).

        (d) The foregoing shall be subject to the power of the Committee (as defined in the plan) to waive the forfeiture requirements and restrictions in the event of disability or retirement as contemplated in Section 7(c) of the Plan.

------------
         /1/  Kuznik: 67,037; Graeber: 55,926; Fromm: 26,296; Mack: 28,148;
Canny: 25,741

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        (e) In the event that the Restricted Stock if forfeited, the grantee grants to each officer of the Company (acting solely) the power of attorney to take such actions on his behalf to cause the certificates representing the Restricted Stock to be cancelled and returned to the Company's transfer agent. Such power of attorney shall be without further action on behalf of the grantee.

     4. Transferability. The right to receive Restricted Stock may not, prior to vesting of such Restricted Stock, be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee. Following the vesting of the Restricted Stock, the Grantee shall dispose of such stock only in accordance with applicable securities laws.

     5. Adjustments. Appropriate adjustment (in number and kind) shall be made to the Restricted Stock to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the date hereof. Notwithstanding anything in this Agreement to the contrary, the Committee may take the foregoing actions without the consent of the Grantee, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     6. Tax. The payment of any taxes arising as a result of this grant shall be the responsibility of the Grantee. The Grantee shall (i) pay to the Company or its designee, upon its demand such amount as may be demanded for the purpose of satisfying the Company's obligation to withhold federal, state, local or foreign income, employment or other taxes incurred by reason of the vesting of the Restricted Stock or the Grantee's filing of a Section 83(b) election (the "Tax Withholding Amount") and (ii) that Grantee provide the Company with any forms, documents or other information reasonably required by the Company in connection with the grant. In order to satisfy the condition of clause (i), upon approval by the Committee, Grantee may (a) make payment of the Tax Withholding Amount in United States dollars cash, (b) tender shares of Common Stock owned by Grantee which have a fair market value equal to the Tax Withholding Amount, such fair market value to be determined in such reasonable manner as may be provided from time to time by the Committee or as may be required in order to comply with or conform to the requirements of any applicable or relevant laws or regulations, or (c) request that the Company withhold from the shares of Common Stock to be issued to the Grantee the number of shares which have a fair market value equal to the Tax Withholding Amount, based on the fair market value of the shares of Common Stock determined as set forth in clause (b), (d) make payment in such other form as the Committee may determine in its sole discretion, or (e) tender a combination of the forms of payment provided for above in clauses (a) through
(d) of this Paragraph. If the amount requested for the purpose of satisfying the withholding obligation is not paid, the Company may refuse to furnish shares of the Restricted Stock.

     Grantee has sought his own tax advice regarding this grant, including, without limitation, advice on whether or not to file a Section 83(b) election.

     7. Amendment or Substitution of Awards. The terms of this Agreement may be amended from time to time by the Committee in its sole discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the vesting provisions of the Restricted Stock in Paragraph 3); provided, however, that no such amendment shall adversely affect in a material manner any right of Grantee under this Agreement without Grantee's written consent, unless the Committee determines in its sole discretion that there have occurred or are about to occur significant changes in Grantee's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its sole discretion to have or to be expected to have a substantial effect on the performance of the Company, or any Subsidiary, affiliates, division, or department thereof, on the Plan or on this grant under the Plan. The Committee may, in its sole discretion, permit Grantee to surrender this grant in order to exercise or realize the rights under other awards under the Plan, or in exchange for the grant of new awards under the Plan, or require Grantee to surrender this grant as a condition precedent to the grant of new awards under the Plan.

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     8. Administration. Any action taken or decision made by the Company, the
Board, or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee. By accepting this grant or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

     9. Rights of Grantee.

        (a) Neither this Agreement nor the Plan creates any employment rights in Grantee.

        (b) Except as limited by this Agreement, Grantee would have all rights associates with the Restricted Stock until such time as any such shares are forfeited, including the right to vote such shares and to receive any dividends on such shares.

     10. Notices. Any notice hereunder to the Company shall be addressed to:
Cable Design Technologies Corporation, Foster Plaza 7, 661 Andersen Drive, Pittsburgh, Pennsylvania 15220, Attention: Corporate Secretary, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally or enclosed in a properly sealed envelope, addressed as set forth above, and deposited (with first class postage prepaid) in the United States mail.

     11. Counterparts. This Agreement may be executed in one or several counterparts, each of which shall constitute one and the same instrument.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

     13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     14. Delivery by Facsimile. This Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

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     15. Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.


                                   * * * * * *
     IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first written above.

CABLE DESIGN TECHNOLOGIES CORPORATION
at the direction of the Board of Directors


By: _________________________________
    Charles B. Fromm
    Vice President, General Counsel & Secretary

By: _________________________________

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                                                                       EXHIBIT A

                                   Definitions

"Change in Control" shall be deemed to have occurred if:

                  (a) any "person" or "group" (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                  (b) there shall be consummated any consolidation, merger, reorganization or acquisition involving the Company unless following such event (i) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such event beneficially own, directly or indirectly, more than 55% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such event in substantially the same proportions as their ownership immediately prior to such event and (ii) the provisions of clause (a) above are not met and (iii) at least 55% of the members of the board of directors of the corporation resulting from such event were members of the board of directors at the time of the initial consideration of, or any action of the board relating to, such event; or

                  (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis); or

                  (d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                  (e) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board immediately prior to the date the Company initiates, or is notified of, such Control Transaction (the "Incumbent Board") shall thereafter cease to constitute at least a majority of the Board; provided, however, that for purposes of this clause (e) any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

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